SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-12

ZONES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐    Fee paid previously with preliminary materials:

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)    Date Filed:

1102 15th Street SW

Suite 102

Auburn, WA 98001

March 28, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Zones, Inc. on Thursday, May 5, 2005, at 3:00 p.m., local time, at the Company’s corporate headquarters, which are located at 1102 15th Street, SW, Suite 102, Auburn, Washington 98001.

At the Annual Meeting, you will be asked to (i) elect five directors to the Company’s Board of Directors, and (ii) vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2005. The Notice of Annual Meeting of Shareholders and the Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

Your Board of Directors unanimously recommends that you vote FOR the election of the nominated directors and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2005.

Whether or not you plan to attend, we hope you will have your stock represented at the Annual Meeting. To do so, please mark, sign, date and return your proxy card in the enclosed, postage-prepaid envelope as soon as possible. Your stock will be voted in accordance with any instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely yours,

FIROZ H. LALJI Chairman of the Board, President and Chief Executive Officer

ZONES, INC.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 5, 2005

To the Shareholders of Zones, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Zones, Inc., a Washington corporation (the “Company”), will be held on Thursday, May 5, 2005, at 3:00 p.m. local time, at the Company’s corporate headquarters, which are located at 1102 15th Street SW, Suite 102, Auburn, Washington 98001, for the following purposes:

1.	To elect five members of the Board of Directors to hold office until the 2006 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on Monday, March 14, 2005, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements. For ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company’s principal office.

By Order of the Board of Directors,

RONALD P. MCFADDEN Senior Vice President, Chief Financial Officer and Secretary

Auburn, Washington

March 28, 2005

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL
MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE COMPLETE, DATE
AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE AND YOU MAY
WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE ANNUAL MEETING.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be held on May 5, 2005

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zones, Inc., a Washington corporation (the “Company”), for use at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 5, 2005, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 3:00 p.m. local time, at the Company’s corporate headquarters, which are located at 1102 15th Street SW, Suite 102, Auburn, Washington 98001. This Proxy Statement and the accompanying form of proxy are first being sent or given to the shareholders of the Company on or about March 28, 2005.

SOLICITATION AND VOTING

Proxy Voting and Revocation

If the accompanying form of proxy is properly signed, dated and returned (and not revoked), the shares represented by the proxy will be voted in accordance with the instructions specified on the proxy card. In the absence of instructions to the contrary, if the accompanying form of proxy is properly signed, dated and returned, such shares will be voted “FOR” election to the Board of all of the nominees listed in this Proxy Statement and named in the form of proxy and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for 2005, and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting. Any shareholder executing a proxy card has the power to revoke it at any time before it is voted by (i) delivering written notice of revocation of the proxy to the Secretary of the Company, (ii) executing and delivering to the Company another proxy dated as of a later date, or (iii) attending and voting in person at the Annual Meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock, $.001 par value per share (the “Common Stock”), at the close of business on March 14, 2005, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On that date, there were 13,358,534 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” (shares represented at the Annual Meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote such shares, and (ii) the broker or nominee does not have discretionary voting power) will each be counted as present for the purposes of determining the presence of a quorum. Holders of Common Stock are not entitled to cumulate votes in the election of directors.

Under Washington law and the Company’s charter documents, if a quorum is present, the five nominees for election to the Board who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. The affirmative vote of a majority of shares voted affirmatively or negatively in person or by proxy at the Annual Meeting is required for approval of any other matters submitted to a vote of shareholders.

Expenses of Solicitation

The Company will bear the cost of preparing and mailing this Proxy Statement and the accompanying proxy and the cost of soliciting of proxies on behalf of the Board. Solicitation will be by mail and may be supplemented by personal interview, telephone and telegram by directors, officers and others without special compensation. In addition to soliciting shareholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

In February 2005, in connection with its annual review of the composition and effectiveness of the Board, the Nominating and Corporate Governance Committee also examined the appropriateness of the size of the Board, particularly in light of the overall costs associated with maintaining a seven-member Board, and the geographic dispersion of its members, and the Company’s ability to meet applicable legal and regulatory requirements as to director independence through a variety of Board configurations. Based on this review, the Nominating and Corporate Governance Committee recommended, and the Board subsequently adopted, resolutions which reduced the size of the Board from seven to five members, effective at the time of the 2005 Annual shareholder meeting, and nominated the following five directors for re-election to the Board, to serve until the 2006 annual meeting of the Company’s shareholders and until their respective successors are elected and qualified:

John H. Bauer

John T. Carleton

Cathi Hatch

William C. Keiper

Firoz H. Lalji

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the five nominees of the Board named above. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may designate. If a quorum is present, the five nominees for director receiving the highest number of votes will be elected. Abstentions and “broker non-votes” will not have any effect on the outcome of this proposal.

The Board recommends a vote “FOR” the election of the nominees named above.

Directors

Directors.    This section sets forth the Company’s current directors who are the nominees for election at the Annual Meeting, and information concerning their respective ages and backgrounds.

Firoz H. Lalji, age 58, has served as the Company’s President and Chief Executive Officer since May 1998, and as Chairman of the Board since March 1999. Mr. Lalji is a co-founder of the Company and has served as a director of the Company since March 1990. Mr. Lalji is also President and Chief Executive Officer of Fana Capital Corporation, an investment holding company. From 1981 to 1997, he was President and Chief Executive Officer of Kits Cameras, Inc., which operated over 140 camera specialty stores in eight western states.

John H. Bauer, age 64, has served as a director of the Company since March 1997. Mr. Bauer was Executive Vice President of Nintendo of America, Inc., a manufacturer and distributor of video games and products from 1994 to 2003. From 1979 to 1994, he served as Managing Partner of the Northwest Group and the Seattle office of Coopers & Lybrand L.L.P., a public accounting and consulting firm.

John T. Carleton, age 60, has served as a director of the Company since November 1995. From October 1995 to the present, he has held the position of Senior Vice President of Benaroya Capital Company, L.L.C., a private investment company. From 1993 to 1995, he served as Senior Vice President of GE Capital Equity Capital Group, Inc.

Cathi Hatch, age 55, has served as a director of the Company since October 2005. Since 1998, Ms. Hatch has been the President of HatchMatch, a philanthropic fundraising and corporate consulting organization. Prior to that, Ms. Hatch spent 30 years in the restaurant industry consulting on concept development, budgeting and project implementation.

William C. Keiper, age 55, has served as a director of the Company since November 2003. Mr. Keiper is currently the Chairman and Chief Executive Officer of Arrange Technology, LLC, a software development and testing services management and outsourcing company. From 1998 to 2003, Mr. Keiper served as President of Martin Wolf Securities LLC, a mergers and acquisitions firm serving middle market IT services, consulting and e-commerce companies. Prior to that, Mr. Keiper held a variety of executive positions with various technology companies, including MicroAge, Inc., a publicly held distributor and integrator of information technology products and services. Mr. Keiper currently serves on the Board of Directors of several publicly held technology companies, including Hypercom Corporation, JDA Software Group, Inc., and Smith Micro Software, Inc.

The Board has determined that, other than Messrs. Lalji and Keiper, each of the members of the Board is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”). No family relationships exist between any of the Company’s directors or executive officers.

Meetings of the Board of Directors and Board Committees.    During the fiscal year ended December 31, 2004, the Board of Directors held four meetings, the Audit Committee of the Board held eight meetings, the Compensation Committee of the Board held six meetings, the Nominating and Corporate Governance Committee of the Board held four meetings, and the Section 162(m) Committee held one meeting. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which such director served held during that period.

Audit Committee.    The members of the Audit Committee during fiscal 2004 were Messrs. Bauer and Carter, and Ms. Pushor. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the Audit Committee to include Ms. Cathi Hatch and Messrs. John Bauer and John Carleton. The Board of Directors has determined that each of the members of the Audit Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15) for purposes of the Nasdaq rules as they apply to audit committee members and under the applicable provisions of the Sarbanes-Oxley Act of 2002. The Board has further determined that Mr. Bauer is an “audit committee financial expert,” as defined in the applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee, among other functions, retains our independent auditors, reviews their independence, reviews and approves the scope of our annual audit, reviews and approves any fee arrangements with our auditors, oversees their audit work, reviews and pre-approves any non-audit services that may be provided by them, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies, and reviews and approves any related party transactions. The Audit Committee held eight meetings during fiscal 2004. For additional information concerning the Audit Committee, see “Report of the Audit Committee” and “Principal Accounting Firm Fees” below.

Compensation Committee.    The members of the Compensation Committee during fiscal 2004 were Messrs. Carleton and Carter. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the Compensation Committee to include Ms. Cathi Hatch and Messrs. John Bauer and John Carleton. The Board has determined that each of the members of the Compensation Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15). The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and makes recommendations to the full Board with respect to the compensation and benefits to be provided to the Company’s other executive officers, approves stock option grants to executive officers, and makes recommendations concerning general policy matters relating to employee compensation and benefits. The Compensation Committee held six meetings during fiscal 2004. For additional information about the Compensation Committee, see “Report of Compensation Committee on Executive Compensation” below.

Nominating and Corporate Governance Committee.    The members of the Nominating and Corporate Governance Committee during fiscal 2004 were Messrs. Bauer and Carleton, and Ms. Pushor. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the

Nominating and Corporate Governance Committee to include Ms. Cathi Hatch and Messrs. John Bauer and John Carleton. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15). The Nominating and Corporate Governance Committee considers candidates for appointment and nomination for election to the Board of Directors and its committees and makes recommendations concerning such candidates. The Nominating and Corporate Governance Committee held four meetings during fiscal 2004. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders in accordance with the procedures described on page 7-8.

Section 162(m) Committee.    The Board has appointed a Section 162(m) Committee, whose purpose is to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), to assure that the Company can, for federal income tax purposes, deduct compensation in excess of $1 million per year to the Chief Executive Officer and the other top four most highly paid Company officers, including compensation resulting from the exercise of stock options. Under Section 162(m) of the IRC, stock options must be approved by a committee of “outside directors.” The members of the Section 162(m) Committee during fiscal year 2004 were Messrs. Bauer and Carter. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the Section 162(m) Committee to include Ms. Cathi Hatch and Mr. John Bauer. Each of the members of the Section 162(m) Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15), and an “outside director” for purposes of Section 162(m) of the IRC. The Section 162(m) Committee held one meeting during fiscal 2004 during which it approved Mr. Lalji’s 200,000 share fiscal year 2004 stock option grant.

The Board has adopted a charter for each of the committees described above (other than the Section 162(m) Committee). The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors.

Corporate Governance

Current copies of the following materials related to the Company’s corporate governance policies and practices are publicly available on the Company’s web site at http://www.zones.com/ir.

•	Amended and Restated Articles of Incorporation, and all amendments thereto

•	Amended and Restated Bylaws, and all amendment thereto

•	Charter of the Audit Committee

•	Charter of the Compensation Committee

•	Charter of the Nominating and Corporate Governance Committee

•	Policy Regarding Director Nomination Process

•	Code of Business Conduct and Ethics (applicable to directors, officers and employees)

•	Policies Regarding Communications by Shareholders with Directors and Director Attendance at Annual Shareholder Meeting

Copies of the above listed materials may also be obtained, free of charge, by writing to: Senior Vice President, Chief Financial Officer and Secretary, Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, WA 98001.

The policy regarding communications by shareholders with directors (the “Communication Policy”) describes the manner in which shareholders can send communications to the Board, to committees of the Board, and to individual directors, and describes the Company’s process for determining which communications will be relayed to Board members. The Communication Policy provides that shareholders may communicate with the Board, committees of the Board and individual directors by mailing, faxing, or emailing those communications addressed as follows:

[ADDRESSEE, e.g., Chairman of the Board, or Board of Directors, or

John Bauer, Audit Committee Chairman]

c/o Corporate Secretary

1102 15th Street SW, Ste. 102

Auburn, WA 98001

or

Fax: (253) 205-3626

or

Email Address: ronald.mcfadden@zones.com

The Policy Regarding Director Attendance at Annual Shareholder Meetings requires the Company to make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors, taking into account the directors’ schedules, and requires each Board member to make every reasonable effort to attend the Company’s annual meeting of shareholders. There were six directors at the time of the 2004 Annual Meeting of Shareholders and six (all of the directors at that time) attended the meeting.

Director Nomination Process

The Company’s Board of Directors has adopted a Policy Regarding Director Nomination Process (the “Nominations Policy”). The purpose of the Nominations Policy is to describe the process by which the Nominating and Corporate Governance Committee (the “Nominating Committee”) selects director candidates for inclusion in the Company’s recommended slate of director nominees.

Minimum Qualifications for Board Members

The specific, minimum qualifications that the Board believes must be met by a Nominating Committee recommended nominee for a position on the Company’s Board of Directors are:

•	the nominee must be of the highest ethical character;

•	the nominee must be able to read and understand financial statements;

•	the nominee must be over 21 years of age;

•	the nominee must not have any significant and material conflict, whether personal, financial or otherwise, presented by being a member of the Board; and

•	the nominee must have the time to be available to devote to Board activities.

Necessary Qualities or Skills for Board Members

The specific qualities or skills that the Board believes are necessary for one or more of the Company’s directors to possess are:

•	nominees should have relevant expertise and experience, and be able to offer advice and guidance to the Company’s President based on that expertise and experience;

•	nominees should possess any necessary independence or financial expertise that may be required by law, the NASD and the Securities and Exchange Commission;

•	the skills, experience and background of the nominee should complement those of the other directors;

•	in making the determinations regarding nominations of directors, the Nominating Committee may take into account the benefits of diverse viewpoints; and

•	nominees must be likely to have a constructive working relationship with other directors.

Process for Identifying Candidates

The Nominating Committee uses its network of contacts, including current members of the Board, to identify potential Board candidates. The Nominating Committee may also engage, if it deems appropriate, a professional search firm to assist the Nominating Committee in identifying suitable candidates to serve on the Board. Finally, the Nominating Committee considers any nominees who would qualify as “independent directors,” under applicable Nasdaq or other rules and regulations, recommended by shareholders.

Nominees Recommended by Shareholders

For the Nominating Committee to consider a candidate recommended by a shareholder for inclusion in the slate of director nominees included in the Company’s proxy materials, the shareholder must give the Nominating Committee notice not less than 120 days prior to the anniversary date of the Company’s proxy statement filed in connection with the prior year’s annual shareholders’ meeting. The notice must be accompanied by the following:

•	the candidate’s full legal name, age, and business and residence address;

•	a complete description of the candidate’s education and work history;

•	a description of any other experience of the candidate that demonstrates an ability to serve on the board of directors of a public company;

•	all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder; and

•	a consent, to be considered as a candidate and publicly identified, executed by the candidate, which includes a certification that the information provided about the candidate is true and correct and does not omit any material information.

The notice must be delivered in writing, by registered or certified, first-class mail, postage prepaid, to the following address:

Chair, Nominating and Corporate Governance Committee of Zones, Inc.

c/o Chief Financial Officer and Corporate Secretary

1102 15th Street, SW, Suite 102

Auburn, WA 98001

The Chief Financial Officer and Corporate Secretary will forward any notices received to the Chair of the Nominating Committee.

Evaluation of Candidates

The Nominating Committee evaluates the candidates against the criteria for directors summarized above. All incumbent directors and director candidates are to submit a completed form of directors’ and officers’ questionnaire. In the case of incumbent directors, the Nominating Committee will also review such directors’

overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. Finally, the process will include interviews and additional background and reference checks for non-incumbent director candidates, at the discretion of the Nominating Committee. The only difference in the manner in which the Nominating Committee will evaluate director candidates recommended by shareholders is that the process may include additional background and reference checks for such candidates, at the discretion of the Nominating Committee. The Nominating Committee will then consider such candidates’ qualifications and choose the nominees by majority vote.

Future Revisions to the Nominations Policy

The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating Committee will review the Nominations Policy from time to time and anticipates that modifications may be necessary in the future. The Nominating Committee may modify or amend the Nominations Policy at any time, in which case the most current version will be available on the Company’s web site at http://www.zones.com/ir.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board of Directors has determined that each of the directors other than Firoz H. Lalji and William C. Keiper is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”).

The Board of Directors has also determined that each member of the three committees (excluding the Section 162(m) Committee) of the Board meets the independence requirements applicable to those committees prescribed by the NASD, and by the Securities and Exchange Commission (“SEC”). The Board of Directors has further determined that John Bauer, the Chair of the Audit Committee of the Board of Directors, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has audited the accounts of the Company for fiscal 2004. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, with the opportunity to make a statement if the representatives desire to do so, and will have an opportunity to respond to appropriate questions from shareholders.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for fiscal 2005. Approval of this proposal requires the affirmative vote of a majority of the shares voted affirmatively or negatively on the proposal at the Annual Meeting either in person or by proxy. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Principal Accountant Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2004, and December 31, 2003, by PricewaterhouseCoopers LLP.

	Fiscal 2004	Fiscal 2003
Audit Fees(1)	$251,866	$212,590
Audit-Related Fees(2)	35,809	37,593
Tax Fees(3)	29,170	79,129
All Other Fees(4)	1,400	—

Total	$318,245	$329,312

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and reviews that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes consultations in connection with acquisitions, including the CPCS acquisition, and consultation concerning financial reporting.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above. In fiscal year 2004, this category included fees for accounting literature.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve certain additional services up to specified limits, on a case by case basis, and such approvals are communicated to the full Audit Committee at its next meeting. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company and has concluded that it is.

The Board recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

INFORMATION ABOUT ZONES

Security Ownership of Certain Beneficial Owners, Directors, Nominees and Management

The following table sets forth, as of March 14, 2005, certain information with respect to the beneficial ownership of our Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table on page 13 below, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2)	Number of Shares Underlying Options(3)	Percent of Common Stock Outstanding(4)
Firoz H. and Najma Lalji 1102 15th St. SW, Suite 102 Auburn, WA 98001	7,564,540	668,500	53.9%
Dimensional Fund Advisors, Inc.(5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	704,250	0	5.3%
John T. Carleton	137,167	79,167	1.0%
Patrick Sean Hobday	123,536	123,036	*
John H. Bauer	73,800	72,500	*
Ronald P. McFadden	69,000	68,000	*
Jeffrey D. Hansen	67,334	67,334	*
Richard E. Carter	65,000	65,000	*
Kathleen S. Pushor	64,500	62,500	*
Christina M. Corley	48,667	48,667	*
William C. Keiper	33,334	33,334	*
Cathi Hatch	30,000	30,000	*
Former Officer:
Scott Koerner	0	0	*
All directors and executive officers as a group (13 persons)	8,348,878	1,390,038	56.6%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them subject to community property law where applicable and to the information contained in the footnotes to the table.

(2)	Number of shares of Common Stock shown as beneficially owned by each person named in this table includes all shares of Common Stock underlying options or warrants exercisable by such person within 60 days of March 14, 2005.

(3)	Represents the number of shares of Common Stock underlying options or warrants exercisable within 60 days of March 14, 2005.

(4)	Calculated on the basis of 13,358,534 shares of Common Stock outstanding as of March 14, 2005, except that shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of March 14, 2005, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(5)	Based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) with the Securities and Exchange Commission on February 9, 2005. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, serves as investment advisor to various investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned during each of the past three fiscal years by the Company’s Chief Executive Officer, and by the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, for services rendered to the Company in fiscal 2004 (the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Securities Underlying Options(#)	All Other Compensation(1)
Firoz H. Lalji Chairman of the Board, President and Chief Executive Officer	2004 2003 2002	$400,000 350,000 250,000		$49,479 100,000 —	200,000 150,000 150,000	$6,735 — 5,281

Patrick Sean Hobday Executive Vice President of Sales; President, Zones Corporate Solutions, Inc.	2004 2003	$557,491 478,655	$	— —	75,000 80,000	$3,953 —

Christina M. Corley(2) Executive Vice President of Purchasing and Operations; President, Corporate PC Source, Inc.	2004 2003	$480,442 227,788	$	— 120,302	195,000 75,000	$4,390 —

Jeffrey D. Hansen Senior Vice President, Merchandising	2004	$200,000		$49,354		$6,651

Ronald P. McFadden Senior Vice President, Chief Financial Officer and Secretary	2004 2003 2002	$200,000 173,333 160,000		$37,292 20,000 —	250,000 10,000	$6,614 413 3,780

Former Officer:
Scott F. Koerner(3) Executive Vice President	2004 2003 2002	$253,757 275,000 275,000		$40,000 13,122 —	250,000 10,000	$1,200 — —

(1)	All amounts other than Mr. Koerner’s represent matching contributions to the named officers’ 401(k) savings plans. Mr. Koerner’s amount represents a medical reimbursement.

(2)	Ms. Corley has been an employee of the Company since April 1, 2003.

(3)	Mr. Koerner served as our Executive Vice President until July 30, 2004.

Stock Option Grants in Fiscal 2004

The following table provides information concerning grants of options to purchase Common Stock made during fiscal 2004 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in 2004	Exercise Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
Firoz H. Lalji	200,000	28.5%	$2.99	4/29/2014	$376,079	$953,058
Christina M. Corley	195,000	27.8%	$2.87	7/19/2014	$351,961	$891,938
Patrick Sean Hobday	75,000	10.7%	$2.99	4/29/2014	$141,030	$357,397

(1)	All options were granted pursuant to the Company’s 1993 Stock Incentive Plan or the Company’s 2003 Equity Incentive Plan. Mr. Lalji’s option will vest over a one year continued service period ending on April 29, 2005. Ms. Corley’s and Mr. Hobday’s options vests equally over a five-year period of continued service to the Company from the date of grant. The exercise price and federal tax withholding may be paid in cash or with shares of Company stock already owned.

(2)	All options were granted at market value on the date of grant. The exercise price of each option was based on the closing price of the Common Stock on the date of grant, as reported by the Nasdaq National Market.

(3)	Potential realizable value amounts are net of exercise price, but before taxes associated with exercise. The actual value, if any, that a Named Executive Officer or any other individual may realize depends on the excess of the stock price over the exercise price on the date the option is exercised. The figures above are based on the market price of the Common Stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown and are not intended to forecast future appreciation, if any, in the market value of the Common Stock.

Fiscal 2004 Option Exercises and Year-End Option Values

The following table provides information concerning exercise and unexercised options held as of December 31, 2004, by the Named Executive Officers.

Fiscal Year-End Option Values

Name	Shares acquired on exercise	Value realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised in-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Firoz H. Lalji	150,000	$313,500	468,500	204,000	$1,531,735	$750,840
Patrick Sean Hobday	—	—	106,637	225,363	563,721	1,094,447
Christina M. Corley	—	—	24,334	245,666	140,537	1,026,063
Jeffrey D. Hansen	10,000	$49,837	67,334	192,666	375,050	1,073,150
Ronald P. McFadden	—	—	60,000	210,000	336,360	1,173,740
Former officer:
Scott Koerner(2)	58,000	$94,769	—	—	—	—

(1)	Represents the aggregate fair market value of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate exercise price of such options, based on the closing price of the Common Stock of $6.26 as reported on the Nasdaq National Market on December 31, 2004. A blank opposite a Named Executive Officer’s information means that, as of December 31, 2004, such executive officer’s options were not in-the-money.

(2)	Mr. Koerner’s options were cancelled in connection with termination of his employment.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Christina Corley.    On March 31, 2003, in connection with our acquisition of Corporate PC Source, Inc., we entered into an Employment Agreement with Christina Corley, one of our Executive Vice Presidents. The agreement provides for the payment to Ms. Corley of a $300,000 minimum base annual salary and an incentive bonus, paid quarterly, equal to two percent of CPCS’ gross profits. Pursuant to the agreement, Ms. Corley was granted an option under our 1993 Stock Incentive Plan to purchase 70,000 shares of our Common Stock, at an exercise price of $0.86 per share and vesting annually over three years, pursuant to the Company’s 1993 Stock Incentive Plan. The agreement also provides for the following severance benefits if Ms. Corley’s employment with us terminates involuntarily or if Ms. Corley terminates her employment with us voluntarily for “Good Reason,” as defined in the Agreement: (a) a lump sum payment equal to six months’ of Ms. Corley’s then-effective base salary, and (b) the continuation of Company-paid benefits for six months. Ms. Corley has agreed not to compete with the Company for a period of five years from the date of the agreement.

Other Named Executive Officers.    The Company has at-will employment arrangements with its other Named Executive Officers. As part of those at-will employment arrangements, the Named Executive Officers participate in either the Zones, Inc. Bonus Program, the Zones, Inc. Merchandising Executive Incentive Program, or the Zones, Inc. Margin Executive Incentive Program, each of which are summarized in exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2004 filed with the SEC on March 4, 2005.

Change-in-Control Arrangements.    Messrs. Jeffrey D. Hansen and Ronald P. McFadden each have a stock option to purchase 220,000 shares of common stock of the Company which accelerates and becomes fully exercisable in the event of a Change in Control of the Company, as that term is defined in the Company’s 2003 Equity Incentive Plan.

Compensation of Directors

Our non-employee directors receive a quarterly retainer fee of $2,500, in addition to $1,000 for each in-person meeting of the Board they attend. Our non-employee directors also receive $1,500 for each in-person Audit Committee meeting they attend and $750 for each in-person Compensation Committee and Nominating and Corporate Governance Committee meeting they attend. The chairperson of the Audit Committee also receives an additional $2,500 for each in-person meeting attended, and the chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee each receive an additional $750 for each in-person meeting attended. Beginning in July 2004, Mr. Keiper, as a member of the Strategic Matters Committee of the Board, received $2,500 per month for his services as chair of that committee. Our directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any of its Committees. Directors who are employees of the Company do not receive any fee for their services as directors.

During the 2004 fiscal year, each of our non-employee directors on the date of the annual shareholders meeting also received an option to purchase 10,000 shares of our Common Stock at $2.99 per share under the Company’s 1999 Director Stock Option Plan (the “Director Plan”). Each of these options has a ten-year term and will vest on April 29, 2005. In addition, during 2004, each director received a fully-vested, immediately exercisable option to purchase 20,000 shares of the Company’s common stock at $2.99 per share under the Company’s 2003 Equity Incentive Plan, each such option to have a term commensurate with the director’s service to the Company, and the standard post-termination of service exercise periods provided for under the Company’s 2003 Equity Incentive Plan.

Upon her appointment to the Board in October 2004, Ms. Hatch received a ten-year (with no post-termination of service exercise limitation), fully vested option to purchase 30,000 shares of the Company’s common stock at $3.32 per share under the Company’s 2003 Equity Incentive, in lieu of the 10,000 share stock option that she would have been entitled to receive under the Company’s 1999 Director Plan.

The Company has entered into agreements with all directors under which the Company will indemnify them against claims and liabilities arising out of their service as directors, in addition to advancing expenses to defend claims subject to indemnification.

Certain Relationships and Related Transactions

On March 31, 2003, the Company acquired all of the outstanding shares of capital stock of Corporate PC Source, Inc. (“CPCS”), an Illinois-based computer products reseller. The Company paid $4,881,000 in cash, and issued $2,500,000 in principal amount of notes payable, to CPCS’ shareholders. The purchase price was based in part on the historical financial results of CPCS’ operations, and also included an earn-out feature based on CPCS’ post-acquisition performance. Christina Corley, now one of the Company’s executive officers, was a shareholder of CPCS who received cash and a note in the Company’s acquisition of CPCS (she was not a Company executive officer when the acquisition closed on March 31, 2003). Ms. Corley received $2,323,560 in cash, and a note in the amount of $1,275,000, on the closing of the acquisition. The note was subject to reduction in the event CPCS does not meet certain earnings targets over the three-year earn-out period. In connection with the CPCS transaction, the Company also paid William C. Keiper’s consulting services company $117,919 for advising the Company with respect to the transaction. Mr. Keiper was not then, but has since become, a member of the Board.

On September 27, 2004, the Company entered into a Termination and Settlement Agreement with former shareholders of CPCS, including Ms. Corley. Pursuant to the Termination and Settlement Agreement, the amount of potential earn-out payments was reduced to a fixed sum and each outstanding convertible promissory note and non-convertible promissory note was cancelled in exchange for a new, unsecured, subordinated non-convertible promissory note in the principal amount of each former note holder’s pro rata portion of such fixed amount. Interest accrues on the unpaid principal amount of the new notes at the prime rate plus 1/4%. The Company will make payments on accrued interest and outstanding principal on the new notes on a fixed payment schedule through April 2006. Ms. Corley received a new note in the amount of $1,399,371.

Fana Auburn LLC (“Fana”), an entity beneficially owned by Firoz H. Lalji, the Company’s Chief Executive Officer, acquired the property and buildings in which the Company’s headquarters are located from the Company’s landlord, Boeing Realty, in June 2004, and thus became the Company’s landlord. Under the terms of the lease agreement, the Company will pay lease payments aggregating from $1.0 million to $1.2 million per year, plus real estate taxes, insurance and common area maintenance charges. The Company’s Audit Committee reviewed and approved Fana’s purchase as if it were a related party transaction, and also as if it were a potential corporate opportunity. In the future, the Company may have to renew and re-negotiate its lease with Fana, which would present a related party, conflicted interest transaction, subject to further Audit Committee review.

The Company announced a stock repurchase program in July of 2004 under which the Company was authorized to repurchase up to $3.0 million in shares of the Company’s common stock until July 2005, in either open market or private transactions at then prevailing market prices. As part of the Company’s repurchase program, the Company repurchased 167,739 shares of Company’s common stock held by Michael W. Chase, an employee of a Company owned by Firoz H. Lalji, the Company’s Chairman and Chief Executive Officer, for an aggregate purchase price of $503,217 Mr. Chase had acquired the shares from Mr. Lalji’s brother. The Company’s Audit Committee reviewed and approved this transaction.

During fiscal year 2004, the Company had consulting agreements with Messrs. Carleton and Keiper, members of the Company’s Board of Directors. Pursuant to these agreements, the Company paid Messrs. Carleton and Keiper $48,000 and $55,000, respectively, for consulting services rendered during fiscal year 2004. Both of these consulting agreements were terminated effective December 31, 2004.

Equity Compensation Plan Information

We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These include the 1993 Stock Incentive Plan, the 1999 Director Stock Option Plan, and the 2003 Equity Incentive Plan, each of which has been approved by our shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 1993 Stock Incentive Plan, the 1999 Director Stock Option Plan, and the 2003 Equity Incentive Plan as of December 31, 2004:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	3,273,393	$2.63	578,983
Equity compensation plans not approved by shareholders	—	$—	—

Total	3,273,393		578,983

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

To the Company’s knowledge, based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% shareholders were complied with during 2004.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

During fiscal 2004, Messrs. Carleton and Carter served on the Compensation Committee, with Mr. Carleton serving as Chair. The Board of Directors has determined that each director who served on the Compensation Committee during 2004 was an “independent director” as such term is defined in NASD Rule 4200(a)(15).

Compensation Policy.    The Compensation Committee establishes and administers the Company’s compensation programs. The goals of these programs are to enhance shareholder value by aligning compensation with the Company’s business objectives and performance, and to enable the Company to attract and retain key management employees who can contribute to the Company’s long-term success. To attract outstanding executives, the Company’s philosophy has been, and continues to be, to provide a total compensation package that is competitive within the direct marketing channel for information technology products, and one that bears a close relationship to individual performance and the long-term business objectives of the Company.

The total direct compensation package for the Company’s executive officers is presently made up of three elements—an annual base salary, a short-term incentive program in the form of performance-based cash bonuses, and stock option grants. The Compensation Committee believes the Company’s compensation programs are appropriate for its chief executive officer, executive vice presidents, and senior vice presidents on the basis of industry standards, competitive practice and Company performance.

Base Salaries.    Individual base salaries reflect primarily historical practice, internal position and responsibilities, and individual performance and contribution. No specific weight is assigned to these factors. The Compensation Committee reviews salaries for all executive officers at the Senior Vice President level and higher, giving due consideration to the recommendations of the Chief Executive Officer (other than with respect to CEO compensation). The Compensation Committee believes that the relative salaries of senior management should reflect individual experience, contribution and performance, although it does not have a targeted range for base salaries or bonuses for any position. Salaries are established by the Compensation Committee, or the Board based on the Compensation Committee’s recommendations.

Bonus Compensation.    The Company has three cash bonus programs: the Zones, Inc. Bonus Program (applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Information Officer); the Zones, Inc. Merchandising Executive Incentive Program (applicable to the Company’s Senior Vice President of Merchandising); and the Zones, Inc. Margin Executive Incentive Program (applicable to the Company’s Executive Vice President of Sales and Executive Vice President and Purchasing and Operations).

The Zones, Inc. Bonus Program.    This bonus program rewards achievement for financial and individual performance. Under the bonus program, the Chief Executive Officer, the Chief Financial Officer and the Chief Information Officer have an assigned target bonus level expressed as a percent of fiscal year end annual salary. Depending on Company financial performance and individual performance, these executive officers may earn a bonus up to 100% of their annual salary. Participating executive officers are eligible to receive quarterly bonuses based on the Company’s quarterly financial performance. Participating executive officers may also receive bonuses at the discretion of the Board based on individual performance.

The Zones, Inc. Merchandising Executive Incentive Program.    This program rewards the Senior Vice President of Merchandising for achievement of financial and individual performance within the merchandising department. Under the merchandising incentive program, the participating officer is eligible to receive an incentive expressed as a percent of certain financial results if financial targets are exceeded.

The Zones, Inc. Margin Executive Incentive Program.    This program rewards the Executive Vice President of Sales and Executive Vice President of Purchasing and Operations for achievement of financial and individual performance within certain sales departments. Under this program, participating officers are paid a percentage of gross margins on sales from certain sales departments.

The Board retained the right to change the above bonus programs at any time. The Board’s approval of the terms of the bonus program is not deemed to create an enforceable agreement between the Company and any executive officer. No rights to any awards exist unless and until the Board authorizes payment of such award under the bonus program.

Stock Options.    The Company’s 1993 Stock Incentive Plan and 2003 Equity Incentive Plan are designed to provide additional incentives to executive officers and other key employees to maximize shareholder value. Because these individuals are in a position to make a substantial contribution to the Company’s long-term success, the Company believes they should have a significant equity stake so they have a greater incentive to manage the business as shareholders rather than merely as employees. Options granted under the plan have vesting periods in order to encourage executive officers and key employees to continue in the employ of the Company.

Compensation of the Chief Executive Officer.    Mr. Lalji served as the Company’s President and Chief Executive Officer during fiscal 2004. In early 2004, after considering the Company’s progress towards certain corporate objectives, Mr. Lalji’s contributions toward those objectives, and Mr. Lalji’s development of overall strategy, the Committee set Mr. Lalji’s annual base salary at $400,000, recommended that the Section 162(m) Committee award Mr. Lalji a nonqualified stock option to purchase 200,000 shares of Common Stock, and approved a bonus plan based on Company financial performance for Mr. Lalji to participate in. During 2004, the Compensation Committee engaged an independent executive compensation consultant to evaluate Mr. Lalji’s compensation package. Based on this report as well as periodic reviews of publicly available information relating to the Company’s competitors, the Compensation Committee believes the Mr. Lalji’s 2004 compensation package properly reflected Mr. Lalji’s experience and responsibilities, and was competitive with other chief executive officers in the direct marketing channel with a similar level of experience. Under the bonus plan approved by the Committee, Mr. Lalji received a bonus of $49,479 based on the Company’s 2004 financial performance.

Tax Deductibility of Executive Compensation.    The Compensation Committee has considered the effect of Section 162(m) of the Internal Revenue Code on the Company’s executive compensation programs. Section 162(m) disallows a deduction for certain executive compensation which exceeds one million dollars per year unless certain conditions are satisfied. To assure compliance with Section 162(m), the Board of Directors of the Company constituted a Section 162(m) Committee comprised solely of “outside directors” for purposes of Section 162(m) to review and approve Mr. Lalji’s 200,000 shares stock option grant made in April 2004. Based on these actions, the Compensation Committee believes that in general the deductibility of amounts paid to its executive officers will not be limited by Section 162(m). The Compensation Committee and the Board retain the right to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

THE COMPENSATION COMMITTEE

Mr. John Carleton (Chair)

Mr. Richard Carter

SECTION 162(m) COMMITTEE

Mr. John Bauer

Mr. Richard Carter

REPORT OF THE AUDIT COMMITTEE

During fiscal 2004, Messrs. Bauer and Carter, and Ms. Pushor served on the Audit Committee, with Mr. Bauer serving as Chair. The Board of Directors has determined that each member of the Audit Committee during fiscal 2004 qualified as an “independent director” under applicable SEC rules and NASD Rule 4200(a)(15). Each Audit Committee member meets the NASD’s financial knowledge requirements, and Mr. Bauer, designated by the Board of Directors as the “audit committee financial expert” under SEC rules, meets the NASD’s professional experience requirements as well.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Audit Committee acts pursuant to a written charter that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the NASD. As described in the Charter, the Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes, including the quarterly review and the annual audit of the Company’s financial statements by PricewaterhouseCoopers LLC, the Company’s independent auditor. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with management and the Company’s independent auditor, and discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements by PricewaterhouseCoopers LLP. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based on the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2004.

THE AUDIT COMMITTEE

Mr. John Bauer (Chair)

Mr. Richard Carter

Ms. Kathleen Pushor

PERFORMANCE GRAPH

Set forth below is a graph comparing the annual percentage change in the cumulative total return on our Common Stock during the period beginning on December 31, 1999 and ending on December 31, 2004, with the cumulative total return during that period on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Composite Index”) and the Nasdaq Retail Trade Index. The comparison assumes $100.00 was invested on December 31, 1999 in our Common Stock and each index, and also assumes that all dividends have been reinvested. No cash dividends have been declared on the Common Stock. The return on the Common Stock shown on the graph should not be considered indicative of future stock performance.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
Zones, Inc.	$100.00	$16.53	$10.99	$11.96	$23.65	$92.24
Nasdaq Composite Index	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
Nasdaq Retail Trade Index	$100.00	$61.39	$84.83	$72.10	$100.40	$127.32

OTHER MATTERS

At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the Annual Meeting. If, however, other matters that are not now known or determined are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004, is available to shareholders, without charge, upon written request to Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, Washington 98001; Attention: Ronald P. McFadden. The Annual Report on Form 10-K and the Exhibits filed with it are available at the Company’s website at http://www.zones.com/cgi-bin/zones/site/staticsir/static_page.html?name=ir/annual_reports.

SHAREHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

A shareholder of record who intends to submit a proposal at the Company’s 2006 Annual Meeting of Shareholders must provide prior written notice to the Company. The notice should be addressed to the Secretary at the Company’s offices at 1102 15th Street SW, Suite 102, Auburn, Washington 98001, and must be received by the Company not less than 120 days prior to the anniversary date that this Proxy Statement was released to shareholders. The notice to the Company must satisfy the conditions specified in the Company’s Bylaws and the conditions established by the Securities and Exchange Commission. A copy of the Bylaws will be sent to any shareholder upon written request to the Company’s Secretary.

Auburn, Washington

March 28, 2005

Zones, Inc.

1102 15th Street, SW, Suite 102

Auburn, Washington 98001

(253) 205-3000

ZONES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders of Zones, Inc. (the “Company”), and the related Proxy Statement dated March 28, 2005, hereby appoints Firoz H. Lalji and Ronald P. McFadden, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders for the Company on May 5, 2005, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side hereof, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors, and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

Please Mark Here for Address Change or	☐
Comments SEE REVERSE SIDE

	FOR all nominees	Withhold Authority to vote all nominees		FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: 01 John H. Bauer 02 John T. Carleton 03 Cathi Hatch 04 William C. Keiper 05 Firoz H. Lalji	☐	☐	2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005	☐	☐	☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)			This proxy, when properly executed, will be voted in the manner specified by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

Signature	Date:	, 2005

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù